PARTICIPATION AGREEMENT
Among
FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
VAN ECK WORLDWIDE INSURANCE TRUST
VAN ECK SECURITIES CORPORATION,
VAN ECK ASSOCIATES CORPORATION
and
CHARLES SCHWAB & CO., INC.

THIS AGREEMENT, made and entered into as of this 8th day of July 1997 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "FifrstGWL&A"), a New York life insurance company, on its own behalf and on behalf of its Separate Account Variable Annuity-l Series Account (the "Account"); VAN ECK WORLDWIDE INSURANCE, a business trust organized under the laws of Massachusetts (hereinafter the "Fund"); VAN ECK ASSOCIATES CORPORATION (hereinafter the "Adviser") ,a corporation organized under the laws of Delaware; VAN ECK SECURITIES CORPORATION (the "Distributor"), a corporation organized under the laws of Delaware; and CHARLES SCHWAB & CO., INC., a California corporation (hereinafter "Schwab").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including FirstGWL&A. which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"),dated September 19, 1990 (File No. 811-5083), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the  Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e2(b)(l5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that mayor may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the PortfoIio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, FirstGWL&A has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of FirstGWL&A on January 15, 1997, to set aside and invest assets attributable to the Contracts; and

WHEREAS, FirstGWL&A has registered or will register the Account as a unit investment trust under the 1940 Act and has registered or will register the securities deemed to be issued by the Account under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, FirstGWL&A intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s) "), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

WHEREAS, Schwab will perform certain services for the Fund in connection with the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, FirstGWL&A, Schwab, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Fund agrees to sell to FirstGWL&A those shares of the Designated Portfolio(s) which the Account orders. executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, FirstGWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund , provided that the Fund rece ives notice of any such order by 10:00 a.m.
Eastern time on the next follow ing Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rule s of the SEC.

1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by FirstGWL&A and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rule s of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board ") may refuse to sell shares of any Portfolio to any person , or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authoriti es having jur isdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties unde r federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1. 3. The Fund will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company, separate account or any Qualified Plan unless an agreement containing provisions substantially the same as Sections 2.1, 3.5, 3.6, 3.7, and Article VII of this Agreement is in effe ct to govern such sales.

1.4 . The Fund agrees to redeem for cash, on FirstGWL&A' s request , any full or fractiona l shares of the Fund held by FirstGWL&A, executing such requests on each Business Day at the net asset value next computed afte r receipt by the Fund or its designee of the request for redemption . Requests for redemption identified by FirstGWL&A, or its age nt , as being in connection with surrenders, annuitizations, or death benefits under the Contrac ts , upon prior written notice , may be executed within seven (7) calendar days after receipt by the Fund or its designee of the requests for redemption . This Section 1.4 may be amended, in writing, by the parties con sistent with the requirements of the 1940 Act and interpretations thereof. For purpose s of thi s Secti on 1.4, FirstGWL&A shall be the designee of the Fund fo r receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives noti ce of any such request for redemption by 10:00 A.M. Eastern time on the next foll owin g Business Day.

1.5. The Parties hereto acknowledge that the arrangem ent contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

1.6. FirstGWL&A shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund sha res is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in fed eral funds transm itted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8. Issuance and transfer of the Fund' s sha res will be by book entry only.  Stock cert ificates will not be issued to FirstGWL&A or the Account. Shares orde red from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

1.9 . The Fund sha ll furnish same day notice (by wire or telephone, followed by written confirmation) to FirstGWL&A of any income , di vidends or capital gain distributions payable on the Designated Portfolior's)  shares . FirstGWL&A he reby elects to rece ive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. FirstGWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributi ons in cash. The Fund shall notify FirstGWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to FirstGWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calcu lated and shall use its best efforts to make such net asset value per share available by 6:00 p.m . Eastern time . In the event of an error in the computation of a Designated Port folio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error" ) , the Adviser or the Fund shall promptl y notify FirstGWL&A as soon as possible after discovery of the error. Such notification may be verbal. but shall be confirmed promptly in writing in accordance with Article XI of this Agreeme nt. A pricing error shall be corrected as follows: (a) if the pricing er ror results in a difference between the erroneous NAV and the correct NAV of less than $0. 01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erro neous NAV and the correc t NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio' s NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however , no adjustments to Contractowner accounts need be made ; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Port folio' s NAV at the time of the erro r. then the Adviser shall reimburse the Designated Portfolio for any loss (without taking into considera tion any positive effect of such error) and shall reimburse FirstGWL&A for the costs of adjustments made to correct Contractowner accounts in accordance with the provisio ns of Schedule E. If an adjustment is necessary to corre ct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Fund or the Adviser to FirstGWL&A for crediting of such amounts to the applicable Contractowners accounts. Upon noti fication by the Adviser of any ove rpayment due to a material er ror , FirstGWL&A or Schwab, as the case may be. shall promptly remit to Adviser any overpayment that has not been paid by federal fund s wire tran sfer to Contractowners: howe ver , Adviser acknowledges that Schwab and FirstGWL&A do not intend to seek additional payments from any Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall Schwab or FirstGWL&A be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error with in categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set forth in this Secti on 1.10 are based on the Parties ' understanding of the views expressed by the staff of the Securities and Exchange Commission ("SEC") as of the date of thi s Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the fore going provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II. Representations and Warranties

2.1. FirstGWL&A represents and warrants that the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act ; that the Contracts will be issued and sold in compliance in all material respects with the terms of this Agreement and all applicable federal and state laws and that the sale of the Contracts shall comply in all respects with state insurance suitability requirement s. FirstGWL&A further represents and warra nts that it is an insurance company dul y organized and in good standing under applicable law and that it has legally and validly establi shed the Account prior to any issuance or sale of units there of as a seg rega ted asse t account under Section 4240 of the New York Insur ance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2. The Fund represents and warra nts that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act , duly authorized for issuance and sold in compliance with all appli cable federal secur ities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3 . The Fund reserve s the right to adopt a plan pursuant to Rule 12b-l under the 1940 Act and to impose an asset-based or other charge to finan ce distribution expenses as permitted by applic able law and regulati on. In any event , the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-l , the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund , formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses.

2.4. The Fund represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of New York and any other appli cable state . as disclosed in writing to the Fund by FirstGWL&A or of which the Fund has actual knowledge, to the extent requ ired to perform this Agreement. The Fund further represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all state and feder al securities laws and all state insurance laws spec ifically designated by FirstGWL&A in writing. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by appl icable law . FirstGWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Port folio(s) (a "Law Change" ). and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change. the Fund agree s that , except in those circumstances where the Fund has advised FirstGWL&A that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all materi al respects with the 1940 Act.

2.6 . The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state secur ities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any appl icable state and federal securities laws.

2.8 . The Fund , the Distr ibutor and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other indiv iduals or entities dealing with the money and/o r securities of the Fund are. and shall co ntinue to be at all times. covered by a blanket fidelit y bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesa id bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9 . Schwab represents and warrants that it has completed, obtained and performed, in all material respects , all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply, in all material respects, with all applicable laws, rules and regulations in the performance of its obligations under this Agreement.

2.10. The Fund will provide FirstGWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to , any material change in the registration statement or prospectus affecting the Designated Portfoliots) and any proxy solicitation affecting the Designated Portfolio(s) and consult with FirstGWL&A in order to implement any such change in an orderly manner , recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by FirstGWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule E attached hereto and incorporated herein by reference.

2.11. FirstGWL&A represents and warrants , for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code "), that the Contracts are currently treated as annuity contracts under applicable provisions of the Code, and that it will maintain such treatment and that it will notify Schwab, the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, FirstGWL&A repre sents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regul ations thereunder. FirstGWL&A will use every effort to continue to meet such definit ional requirements, and it will noti fy Schwab, the Fund, the Distributor,  and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.12 FirstGWL&A represents and warrants that it will not purchase Fund shares with assets derived from plans established under Sections 401(a), 403(a) and (b), 408(a), (b) and (k), 414(d), 457(b) or 501(c)(l8) of the Internal Revenue Code ("Qualified Plans") except indirectly through Contracts purchased in connection with such plans.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. At least annually , the Distributor shall provide FirstGWL&A and Schwab with as many copies of the Fund ' s current prospectus for the Designated Portfolio(s) as FirstGWL&A and Schwab may reasonably reque st for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract) . If requested by FirstGWL&A in lieu thereof, the Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfoliois ) and other assistance as is reasonably necessary in order for FirstGWL&A once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectuses (and semi -annual and annual reports) for the Designated Portfolio( s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAl ") for the Fund be distr ibuted to all Contractowners, then the Fund and/or the Distr ibutor shall pro vide FirstGWL&A with copie s of the Fund 's SAI or documentation thereof for the Designated Portfol io(s) in such quantities, with expenses to be borne in accordance with Schedu le E hereof. as FirstGWL&A may reasonably require to permit timely distr ibution thereof to Contractowners . The Distributor and/or the Fund shall also prov ide SAls to any Contractowner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to FirstGWL&A or Schwab).

3.3. The Fund and/or the Distributor shall provide FirstGWL&A and Schwab with copies of the Fund ' s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule E hereof, as FirstGWL&A may reasonably require to permit timely distribution thereof to Contractowners .

3.4. It is understood and agreed that , except with respect to information regarding FirstGWL&A or Schwab provided in writing by that party, neither FirstGWL&A nor Schwab are responsible for the content of the prospectus or SAl for the Designated Portfolio(s). It is also understood and agreed that , except with respect to information regarding the Fund, the Distributor , Adviser or the Designated Portfolio(s) prov ided in writing by the Fund , the Distr ibutor or Adviser, neither the Fund , the Distributor nor Adviser are responsible for the content of the prospectus or SAl for the Contracts.

3.5. If and to the extent required by law FirstGWL&A shall :

(i) solicit voting instructions from Contractowners;

(ii) vote the Designated Port folio(s) shares in accord ance with instructions received from Contractowners: and

(iii) vote Designated Portfolio shares for which no instru ctions have been received in the same propo rtion as Designated Portfolio(s) shares for which instructions have been received from Contractowners , so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. FirstGWL&A reserves the right to vote Fund shares held in any segregated asset acco unt in its own right. to the ex tent permitted by law.

3.6. FirstGWL&A shall be responsible for assuring that eac h of its separate accounts holding shares of a Designated Portfolio ca lculates voting pri vileges as agreed to by FirstGWL&A and the Fund . The Fund agrees to promptly notify FirstGWL&A of any changes of interpretations or amendment s of the Mixed and Shared Funding Exemptive Order.

3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meet ings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Sect ion 16(c) of the 1940 Act (although the Fund is not one of the tru sts described in Sec tion 16(c) of that Act) as well as with Sections 16(a) and , if and when applicable, 16(b). Further. the Fund will act in accorda nce with the SEC's interpreta tion of the requirement s of Section 16(a) with respec t to per iod ic elections of dire ctors or tru stees and with whateve r rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Infonnation

4.1 . FirstGWL&A and Schwab shall furni sh , or shall cau se to be furn ished, to the Fund or its designee , a copy of each piece of sales literature or other promotional material that Fi rstGWL&A or Schwab, respectively, de velops or prop oses to use and in which the Fund (or a Portfol io thereof) , its Adviser or one of its sub-adv isers or the Distributor is named in co nnec tion with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fun d objects to such use within five (5) Business Days after receipt of such materi al. If sales literature or prom otional material goe s beyond naming the Fund. a Designated Port fol io. the Adviser. a sub-adviser or the Distributor, FirstGWL&A shall obtain from the Fund or its designee affirmative written approval to use such material.

4.2. FirstGWL&A and Schwab shall not grve any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts or Fund shares other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Distributor, except with the permission of the Fund or the Distributor.

4.3. The Fund shall furnish, or shall cause to be furnished, to FirstGWL&A and Schwab, a copy of each piece of sales literature or other promotional material in which FirstGWL&A and/or its separate account(s), or Schwab is named at least ten (10) Business Days prior to its use. No such material shall be used without the written permission of FirstGWL&A or Schwab.

4.4. The Fund, the Distributor, and the Adviser shall not give any information or make any representations on behalf of FirstGWL&A or concerning FirstGWL&A, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by FirstGWL&A or its designee, except with the permission of FirstGWL&A.

4.5. FirstGWL&A, the Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except with the permission of Schwab, or except which merely names Schwab as administrator or the Fund's participation in a Schwab sponsored program.

4.6 . The Fund will provide to FirstGWL&A and Schwab at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional mater ials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document (s) with the SEC or NASD or other regulatory authorities.

4.7. FirstGWL&A or Schwab will provide to the Fund at least one complete copy of all registration statements , prospectuses , SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials , applications for exemptions , requests for no-action letters , and all amendments to any of the above, that relate to the Contracts or the Account , contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

4.8 . For purposes of Articles IV and VIII , the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper , magazine, or other periodical , radio, television, telephone or tape recording, videotape display , signs or billboards, motion picture s, or other public media; ~,on-Iine networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters , seminar texts, reprints or excerpts of any other advertisement, sales literature , or published article), educationa l or train ing materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy mater ials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.9. At the request of any party to this Agreement, each other party will make available to the other party' s independent auditors and/o r representative of the appropriate regulatory agenc ies. all records. data and access to operating procedures that may be reasonabl y requested in connection with compliance and regulatory requirement s related to this Agreement or any party' s obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to FirstGWL&A under this Agreement, and FirstGWL&A shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule E, Articles III, V, and other provisions of this Agreement.

5.2. All expenses incident to performance by the Fund , the Adviser and the Distributor under this Agreement shall be paid by the appropriate party , as further provided in Schedule E. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3. The part ies shall bear the expense s of routine annual distribution (mailing costs) of the Fund 's prospectu s and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by FirstGWL&A, in accord ance with Schedule E.

5.4. The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contractowner' s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof) , including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contrac t's cash value between funds and portfolios. The Fund, the Distributor and the Adviser agree to cooperate with FirstGWL&A and Schwab in facilitating the operation of the Account and the Contract s as descri bed in the pro spectu s for the Contracts. including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

5.5. Schwab agrees to provide certain administrative services, specified in Schedule C attached hereto and incorporated herein by reference, in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund and that Schwab is not an underwriter for the shares of the Designated Portfolio(s), within the meaning of the 1933 Act or the 1940 Act.

5.6. Unless prohibited by law, rule or regulation, as compensation for the services specified in Schedule C hereto, the Adviser agrees to pay Schwab a monthly Administrative Service Fee based on the percentage per annum on Schedule C hereto applied to the average daily value of the shares of the Designated Portfolio(s) held in the Account with respect to Contracts sold by Schwab. This monthly Administrative Service Fee is due and payable before the 15th (fifteenth) day following the last day of the month to which it relates.

ARTICLE VI. Diversification and Qualification

6.1. The Fund, the Adviser and the Distributor represent and warrant that the Fund will at all times sell its shares to Participating Insurance Companies and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund, Distributor and Adviser represent and warrant that none of them will take any action or fail to take any action which may cause the Fund and each Designated Portfolio thereof not to, at all times, comply with Section 817(h) of the Code and Treasury Regulation s1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Distributor agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts .

6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public .

6.3. The Fund and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.4 . The Fund or the Adviser will notify FirstGWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.5 . Without in any way limiting the effect of Sections 8.3 ,8.4 and 8.5 hereof and without in any way limiting or restricting any other remedies availabl e to FirstGWL&A or Schwab, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1,6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure ; such costs may include, but are not limited to, the costs involved in creating, organi zing , and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Port folio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include. but are not limited to , fees and expenses of legal counsel and other advisors to FirstGWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by F i r s t GW U~: A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

6.6 . The Fund at the Fund' s expense shall provide FirstGWL&A or its designee with reports certi fying compliance with the aforesa id Secti on 817(h) diversification and Subchapter M qualification requirements, at the time s provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

6.7 . FirstGWL&A agrees that if the Internal Revenue Service ("IRS ") asserts in writing in connection with any governmental aud it or review of FirstGWL&A or, to FirstGWL&A's knowledge , or any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or FirstGWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund . the Adviser or the Distributor as a result of such a failure or alleged failure:

(a) Fi rstGWL&A shall promptly notify the Fund, the Advi ser and the Distributor of such assertion or potential claim;

(b) FirstGWL&A shall consult with the Fund , the Adviser and the Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) FirstGWL&A shall use its best efforts to minimize any liabilit y of the Fund, the Adviser and the Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817 -5(a)(2) , to the commiss ioner of the IRS that such failure was inadvertent;

(d) any written materials to be submitted by FirstGWL&A to the IRS. any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including. without limitation. any such material s to be submitted to the IRS pursuant to Treasury Regulations. Section 1.817-5(a)(2) shall be pro vided by FirstGWL&A to the Fund. the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e) FirstGWL&A shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of FirstGWL&A) in order to facilitate review by the Fund , the Distributor and the Adviser of any written submissions pro vided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) FirstGWL&A shall not with respe ct to any claim of the IRS or any Contractowner that would give rise to a claim against tbe Fund , the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund , the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, FirstGWL&A shall not be required to appeal any adverse judicial decision unless the Fund, the Distributor and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses , including reasonabl e attorney's fees, incurred by FirstGWL&A in complying with this clause.

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1 . The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interest s of the contract owners of all separate accounts investing in the Fund . An irreconcilable materi al conflict may arise for a variety of reasons, including: (a) an action by any state insuranc e regulatory authority : (b) a change in applicable federal or state insurance, tax, or secur ities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform FirstGWL&A if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 . FirstGWL&A will report any potential or existing conflicts of which it is aware or reasonably should be aware to the Board . FirstGWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by FirstGWL&A to inform the Board whenever any of the events listed in Section 7.1 (a)-(f) occur as they pertain to FirstGWL&A (e. g., contract owner voting instructions are to be disregarded) . Such responsibilities shall be carried out by FirstGWL&A with a view only to the interests of its Contractowners.

7.3 . If it is determined by a majority of the Board, or a majority of its director s who are not interested persons of the Fund. the Distribut or , the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists , FirstGWL&A and other Participating Insurance Companies shall. at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Direct ors). take whate ver steps are necessary to remedy or eliminate the irre concilable material confli ct. up to and including : (I ) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium. including (but not limited to) an other portfolio of the Fund. or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i .e . , annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by FirstGWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majorit y vote , FirstGWL&A may be required, at the Fund's election. to withdraw the Account's investment in the Fund and terminate this Agreement; provided , however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and the Fund shall continue to accept and implement orders by FirstGWL&A for the purchase (and redemption) of shares of the Fund.

7.5. If a materi al irreconcilable conflict arises because a part icular state insurance regulator 's decision applicable to FirstGWL&A conflicts with the majori ty of other state regulators, then Fir stGWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six month s after the Board inform s FirstGWL&A in writing that it has determined that such decision has created an irreconcilable materi al conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by FirstGWL&A for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. FirstGWL&A shall not be required by Section 7 .3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remed y any irreconcilable material conflict , then FirstGWL&A will withdraw the Account' s investment in the Fund and terminate this Agreement within six (6) months after the Board informs FirstGWL&A in writing of the foregoing determination; pro vided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order , then (a) the Fund and/o r the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3( T), as amended . and Rule 6e-3. as adopted, to the extent such rules are applicable : and (b) Sections 3.5, 3.6, 3.7,7 . 1, 7. 2, 7.3, 7.4 , and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantiall y identical to such Sect ions are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1 . Indemnification By FirstGWL&A

8.1(a ). FirstGWL&A agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses , claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of FirstGWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the regi stration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading , provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furni shed in writing to FirstGWL&A or Schwab by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representat ions contained in the registration statement, prospectus or sales literature of the Fund not suppl ied by FirstGWL&A or persons under its control) or wrongful conduct of FirstGWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus. or sales literature of the Fund . or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of FirstGWL&A; or

(iv) arise as a result of any failure by FirstGWL&A to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by FirstGWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by FirstGWL&A, including without limitation Section 2.11 and Section 6.7 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). FirstGWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses , damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance , bad faith , or negligence in the performance of such Indemnified Party 's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.1 (c) . FirstGWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified FirstGWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) , but failure to notify FirstGWL&A of any such claim shall not relie ve FirstGWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherw ise than on account of this indemnification provision , except to the extent that FirstGWL&A has been prejudi ced by such failure to give notice . In case any such action is brought against the Indemnified Parties , FirstGWL&A shall be entitled to participate. at its own expense , In the defense of such action. FirstGWL&A also shall be entitled to assume the defense there of. with counsel satisfactory to the party named in the action. After notice from FirstGWL&A to such party of FirstGWL&A 's election to assume the defense thereof, the Indemnified Party shall bear the fee s and expenses of any additional coun sel retained by it, and FirstGWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d) . The Indemnified Parties will promptly notify FirstGWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2. Indemnification by Schwab

8.2 (a). Schwab agrees to indemnify and hold harmless the Fund , the Distributor and the Adviser and each of their officers and directors or tru stees and each person , if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses , claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of Schwab) or litigation (including reasonable legal and other expenses) , to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund 's shares or the Contracts and:

(i) arise out of Schwab's dissemin ation of information regarding the Fund that is both (A) materially incorrect and (B) that was neither contained in the Fund 's registrati on statement or sales literature nor other promotional mater ial of the Fund prepared by the Fund or provided in writing to Schwab, or appro ved in writing , by or on behalf of the Fund , the Distributor or the Adviser; or

(ii) arise out of or are based upon any untrue statements or alle ged untrue statements of any mate rial fact contained in sales literatur e or other promotional material prepared by Schwab for the Co ntracts or arise out of or are based upon the omission or the alleged omission to state therein a materi al fact requi red to be stated therein or necessary to make the statements therein not misleading. pro vided that thi s Agreement to indemnify shall not appl y as to any Indemnified Party if such statement or omission or such allege d statement or omission was made in rel iance upon and in conformity with information furn ished in writing to Schw ab by or on behalf of the Adviser, the Distributor or Fund or to Schwab for use in the registration statement or prospectus for the Contracts or in the Co ntracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

(iii) arise out of or as a result of statements or representations (other than statements or representations co ntained in the regi stration statement, prospectus or sale s literature of the Fund not supplied by Schwab or persons under its contro l) or wrongful conduct of Schwab or persons under its control, with respect to the sale or di stribution of the Contracts; or

(iv) arise as a result of any failure by Schwab to provide the serv ices and furnish the materials under the terms of this Agreement: or

(v) arise out of or result from any materi al breach of any represe ntation and /or warra nty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab;

as limited by and in accordance with the provisions of Sections 8.2( b) and 8. 2(c) hereof.

8.2 (b). Schwab shall not be liable under this indemnificat ion provision with respect to any losses , claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party' s duties or by reason of such Indemnified Party 's reckless disregard of obligations or duti es under this Agreement or to any of the Indemn ified Parties.

8.2 (c) . Schwab shall not be liable under th is indemnification provision with respect to any claim made aga inst an Indemnified Party unless such Indemni fied Party shall have notified Schwab in writing within a reasonable time afte r the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service o n any designated agent), but failure to notify Schwab of any such claim shall not relie ve Schwab from any liability which it may have to the Indemnified Party again st whom such action is brou ght otherwise than on account of this indemnification provision , except to the extent that Schwab has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Schwab to such party of Schwab's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Indemnified Parties will promptly notify Schwab of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.3. Indemnification by the Adviser

8.3(a). The Adviser agrees to indemnify and hold harmless FirstGWL&A and Schwab and each of their directors and officers and each person, if any , who controls FirstGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses , claims, expenses, damages , liabilities (including amounts paid in settlement with the written consent of the Adviser ) or litigation (including reasonable legal and othe r expenses) to which the Indemnified Parties may become subje ct under any statute or regulation, at common law or otherwise. insofar as such losses, claim s. damages, liabilities or expenses (or actions in respect ther eof) or settlements are related to the sale or acqui sition of the Fund 's shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAl or sales liter ature or other promotional material of the Fund prepared by the Fund, Adviser or the Distribu tor (or any amendment or supplement to any of the forego ing) , or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser , the Distributor or the Fund by or on behalf of FirstGWL&A or Schwab for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus , SAl or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund , the Distributor or Adviser or persons under their control , with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registrati on statement, prospectus, SAl, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to FirstGWL&A or Schwab by or on behalf of the Adviser; or

(iv) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the term s of this Agreement (including a failure, whether unintentional or in good faith or otherw ise, to comply with the diversifi cation and other qualification requirements specified in Art icle VI of this Agreement); or

(v) arise out of or result from any mater ial breach of any representation and/or warranty made by the Fund , the Adviser or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or the Distributor; or

(vi) arise out of or result from the incorrect or untimely calculation or report ing of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in acco rdance with the provisions of Sections 8.3 (b) and 8.3(c) hereof. This indemnification is in addi tion to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

8.3(b) . The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith , or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party' s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemni fied Party unle ss such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemni fied Party (or after such Indemnified Party shall have received notice of such service on any designated agent) , but failure to notify the Advi ser of any such claim shall not relieve the Adviser from any liab ility which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice . In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to part icip ate , at its own ex pense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser ' s election to assume the defen se thereof, the Indemnified Party shall bear the fees and expenses of any additional co unsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defen se thereof other than reasonable cost s of investigation.

8.3(d). FirstGWL&A and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4. Indemnification By the Fund

8.4(a). The Fund agrees to indemnify and hold harmless FirstGWL&A and Schwab and each of their directors and officers and each person, if any , who controls FirstGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively , the "Indemnified Parties" for purposes of this Section 8.4) again st any and all losses , claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to payor become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims , expenses, damages, liabilities or expenses (or action s in respect there of) or settlements , are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

(iii) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4 (b) and 8.4(c) hereof.

8.4(b). The Fund shall not be liable under this indemnifi cation provision with respect to any losses, claims , expen ses, damages. liabilitie s or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnifi ed Party' s willful misfeasance . bad faith , or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.4(c) . The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such actionis brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice . In case any such action is brought against the Indemnified Parties, the Fund will be ent itled to participate , at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof , the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.4(d). FirstGWL&A and Schwab each agree promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or dire ctors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account , or the sale or acquisition of shares of the Fund.

8.5. Indemnification by the Distributor

8.5(a). The Distributor agree s to indemnify and hold harml ess FirstGWL&A and Schwab and each of their directo rs and officers and each person , if any. who controls FirstGWL&A or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.5) against any and all losses, claims, expenses, damages. liabilitie s (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAl or sales literature or other promotional material of the Fund prepared by the Fund , Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in relian ce upon and in conformity with information furnished in writing to the Adviser , the Distributor or Fund by or on behalf of FirstGWL&A or Schwab for use in the registration statement or SAl or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or repre sentati ons (other than statements or repre sentations contained in the registration statement, prospectus, SAl , sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distr ibutor or Adviser or persons under their control, with respect to the sale or distributi on of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl , sales literature or other promot ional materi al covering the Contracts. or any amendment thereof or supplement thereto, or the omission or alleg ed omission to state therein a material fact required to be stated therein or nece ssary to make the statement or statements therein not misleading, if such statement or omi ssion was made in reliance upon information furnished in writing to FirstGWL&A or Schwab by or on behalf of the Adv iser, the Distributor or Fund; or

(iv) ar ise as a result of any failure by the Fund, Adviser or Distri butor to provide the services and furni sh the materials under the term s of this Agreement: or

(v) arise out of or result from any material breach of any representation and /or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital ga in distribution rate ;

as limited by and in accordance with the provisions of Sections 8.5(b ) and 8 .5(c ) hereof.  This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

8.5(b). The Distributor shall not be liable under this indemnification provision with re spect to any losses, cla ims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherw ise be subject by reason of such Indemnified Part y's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's dut ies or by reason of such Indemnified Party 's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.5(c ) The Distributor shall not be liable under this indemnification provision with respect to any claim made aga inst an Indemnified Party unle ss such Indemnified Party shall have notifi ed the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Part y (or after such Indemnified Party shall have received notice of such se rv ice on any designated agent ), but failure to not ify the Distributor of any such claim shall not relie ve the Distributor from any liabil ity which it may have to the Indemn ified Party against whom such action is brought otherw ise than on account of this indemnification provision. except to the extent that the Distr ibutor has been prejudiced by such failure to g ive notice . In case any such action is brought against the Indemn ified Parties, the Distributor will be entitled to participate . at its own expense. in the defense thereof. The Distribut or also shall be entitled to assume the defense thereof. with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.5(d) FirstGWL&A and Schwab agree to promptl y noti fy the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operat ion of the Account.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the New York Conflict of Laws provisions.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts , and the rules and regulations and rul ings thereunder, includ ing such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to. the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and cons trued in accordance therewith.

ARTICLE X. Temination

10.1 . This Agreement shall terminate:

(a) at the option of any party. with or without cause . with respect to some or all Portfol ios. upon six (6) month s advance wr itten notice delivered to the other parti es; provided . however . that such notice shall not be given earlier than six (6) month s following the date of thi s Agreement; or

(b) at the option of FirstGWL&A or Schwab by written notice to the other parties with respect to any Portfolio based upon FirstGWL&A' s or Schwab's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts ; or

(c) at the option of FirstGWL&A or Schwab by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by FirstGWL&A; or

(d) at the option of the Fund in the event that formal administrative proceedings are instituted against FirstGWL&A or Schwab by the NASD, the SEC , the Insurance Commissioner or like official of any state or any other regulatory body regarding FirstGWL&A's or Schwab ' s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if , in each case, the Fund reasonably determines in its sole judgment exercised in good faith , that any such administrative proceedings will have a material adverse effect upon the ability of FirstGWL&A or Schwab to perform its obligations under this Agreement; or

(e) at the option of FirstGWL&A or Schwab in the event that formal administrative proceedings are instituted against the Fund, the Distributor or Adv iser by the NASD, the SEC , or any state securities or insurance department or any other regulatory body , if Schwab or FirstGWL&A reasonabl y determines in its sole judgment exercised in good faith , that any such administrative proceedings will have a materi al adverse effect upon the ability of the Fund, the Distributor or Adv iser to perform their obligations under this Agreement ; or

(f) at the option of FirstGWL&A by written notice to the Fund with respect to any Portfol io if Fir stGWL&A reasonably belie ves that the Portfolio will fail to meet the Section 8 17(h) diversification requirements or Subchapter M qualifications specified in Artic le VI hereof; or

(g) at the option of either the Fund. the Distributor or the Adviser. if (i) the Fund or Adviser. respectively. shall determine. in their sole judgment reasonably exercised in good faith. that either FirstGWL&A or Schwab has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on FirstGWL&A's or Schwab's ability to perform its obligations under this Agreement. (ii) the Fund, the Distributor or Advi ser notifies FirstGWL&A or Schwab, as appropriate, of that determination and its intent to terminate this Agreement. and (iii) after considering the actions taken by FirstGWL&A or Schwab and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(h) at the option of either FirstGWL&A or Schwab, if (i) FirstGWL&A or Schwab, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund, the Distributor or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, the Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) FirstGWL&A or Schwab notifies the Fund, the Distributor or Adviser, as appropriate , of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, the Distributor or Adviser and any other changes in circumstances since the giving of such a notice , the determination of FirstGWL&A or Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice , which sixtieth day shall be the effective date of termination; or

(i) at the option of FirstGWL&A in the event that formal administrative proceedings are instituted against Schwab by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts. the operation of any Account, or the purchase of the Fund share s, provided , however, that FirstGWL&A determines in its sole judgment exercised in good faith , that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obli gations related to the Con tracts; or

(j) at the option of Schwab in the event that formal administrative proceedings are instituted against FirstGWL&A by the NASD , the Securities and Exchange Commission, or any state secur ities or insurance department or any other regulatory body regarding FirstGWL&A's dut ies under this Agreement or related to the sale of the Fund' s shares or the Contracts . the operation of any Account , or the purcha se of the Fund shares , provided, however, that Schwab determines in its sa le judgment exercised in good faith, that any such administrative proceedings will have a material adve rse effect upon the ability of FirstGWL&A to perform its obligations related to the Contracts: or

(k) at the option of any non-defaulting party heret o in the event of a material breach of this Agreement by any party hereto (the "defaulting party") othe r than as described in 1O.1(a)-(j) ; provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the nondefaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party .

10.2. Notice Requirement. No termination of this Agreement shall be effective unle ss and unt il the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate , which notice shall set forth the basis for the termination. Furthermore,

(a) in the event any termination is based upon the pro visions of Article VII , or the provisions of Section 1O.1(a) , 1O.1(g) or 1O.1(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice per iod is shortened by mutual written agreement of the parties;

(b) in the event any termination is based upon the provisions of Section 1O.1(d), 1O.1(e), 10.1 (i) or 1O.1(j) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination ; and (c) in the event any termination is based upon the provisions of Section 10. 1(b), 1O.1 (c) or 1O.1 (f), the prior written notice shall be given in advance of the effective date of term ination , which date shall be determined by the party sending the notice .

10.3 . Effect of Termination . Notwithstanding any termination of this Agreement, other than as a result of a failure by eith er the Fund or FirstGWL&A to meet Section Sl7(h) of the Code diversification requirements. the Fund. the Adviser and the Distributor shall. at the option of FirstGWL&A or Schwab. continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, without limitati on, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The partie s agree that this Section 10.3 shall not apply to any terminations under Article I , section 1.2, or Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4 . Surviving Provisions. Notwith standing any termination of this Agreement, each party' s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts in effect on the effective date of termination of this Agreement, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

10.5. Survival of Agreement. A term ination by Schwab shall terminate this Agreement only as to Schwab, and this Agreement shall remain in effect as to the other parties; provided, however, that in the event of a termination by Schwab the other parties shall have the option to terminate this Agreement upon 60 (sixty) days notice , rather than the six (6) months specified in Section 1O.1(a).

ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
Van Eck Worldwide Insurance Trust
99 Park Avenue
New York , New York 10016
Attention : President with a copy to the General Counsel

If to FirstGWL&A:
First Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO 80111
Attention: Assistant Vice President, Savings Products

If to the Adviser:
Van Eck Associates Corporation
99 Park Avenue
New York, New York 10016
Attention: President

If to the Distributor:
Van Eck Securities Corporation
99 Park Avenue
New York, New York 10016
Attention : President

If to Schwab:
Charles Schwab & Co ., Inc.
101 Montgomery Street
San Francisco, CA 94104
Attention: General Counsel

ARTICLE XII . Miscellaneous

12.1 . Subject to the requirements of legal process and regulatory auth ority, each party hereto shall treat as confidential the name s and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and , except as permitted by this Agreement , shall not discl ose, disseminate or ut ilize such names and addre sses and other co nfide ntial information without the express written co nsent of the affec ted part y unt il such time as such information may come into the pu blic domain. With out limiting the forego ing. no party hereto shall disclose any information that another part y has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delin eate any of the provi sions hereof or otherwise affect their construction or effect.

12.3. Thi s Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision , statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5 . Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC , the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and record s in connection with any investigation or inqu iry relating to this Agreement or the transactions contemplated hereby . Notwithstanding the gen erality of the fore going, each party hereto further agrees to furni sh the New York Insurance Commissioner with any information or reports in connection with services provided und er this Agreement which such Commissioner may reque st in order to asceI1ain wheth er the var iable annuity operations of FirstGWL&A are being conducted in a manner consistent with the New York Variable Annuity Regulations and any other appl icab le law or regul ations.

12.6. Any controversy or claim arising out of or relating to this Agree ment, or breach thereof, shall be settled by arb itration in a forum jointly selected by the relevant part ies (but if appl icabl e law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association,  and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The right s, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the partie s hereto are entitled to under state and federal laws .

12.8. This Agreement or any of the right s and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9 . Schwab and FirstGWL&A are hereby expressly put on notice of the limitation of liability as set forth in the Master Trust Agreement of the Fund and the Articles of Incorporation of the Adviser and the Distributor and agree that the obligations assumed by the Fund and the Adviser pursuant to this Agreement shall be limited in any case to the Fund and Adviser and their respective assets and neither Schwab nor FirstGWL&A shall seek satisfaction of any such obligation from the shareholders of the Fund or the Adviser and Distributor, the Tru stees, officers, directors , employees or agents of the Fund or Adviser , or any of them .

12.10 . The Fund , Adviser and Distributor agree that the obligations assumed by FirstGWL&A and Schwab pursuant to this Agreement shall be limited in any case to FirstGWL&A and Schwab and their respective assets and neither the Fund , Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the FirstGWL&A or Schwab , the directors, officers, empl oyees or agents of the FirstGWL&A or Schwab, or any of them, except to the extent permitted under this Agreement. 12.11 . No prov ision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Distributor and the Fund, and as between the Adviser and the Fund.

IN WITNESS WHEREOF, each of the parti es hereto has caused thi s Agreement to be executed in its name and on its beh alf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date spec ified below .

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
By its author ized officer.

By: /s/ R.K. Shaw

Title : VP Marketing & Product Development

Date: 4/2/97

VAN ECK WORLDWIDE INSURANCE TRUST:

By its autnorized officer,

By :/s/Thaddeus Lesczcynski
Title: Thaddeus Lesczcynski, Secretary

Date:March 12, 1997

VAN ECK SECURITIES CORPORATION:

By its autnorized officer,

By :/s/Thaddeus Lesczcynski
Title: Thaddeus Lesczcynski, Secretary

Date:March 12, 1997

VAN ECK ASSOCIATES CORPORATION:

By its autnorized officer,

By :/s/Thaddeus Lesczcynski
Title: Thaddeus Lesczcynski, Secretary

Date:March 12, 1997

CHARLES SCHWAB & CO., INC.
By its author ized officer,

/s/  J.Bennett

Title:  VP Annuities

Date: 3/31/97

(\ -; ,'-

Schwab Variable Annuity
SCHEDULE A

Contracts	Form Numbers
First Great-West Life & Annuity Insurance Company
Group Variable/Fixed Annuity Contract	J434NY

SCHEDULE B

Designated Portfolios
Van Eck Gold and Natural Resources Fund

SCHEDULE C

Administrative Services

To be performed by Charles Schwab & Co,. Inc .

A. Schwab will provid e the properly registered and licensed personnel and systems needed for all customer servicing and support - for both fund and annuity information and questions - including : respond to Contractowner inquiries, delivery of prospectus - both fund and annuity; entry of initial and subsequent orders; transfer of cash to insurance company and/or funds; explanations of fund objectives and characteristics; entry of transfers between funds ; fund balance and allocation inquiries; mail fund prospectus.

B. For the services, Schwab shall receive a fee of 0 .25% per annum applied to the average daily value of the shares of the fund held by Schwab's customers, payable by the Adviser directly to Schwab, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates .

C. The Fund will calcul ate and Schwab will veri fy with FirstGWL&A the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.

D. Schwab will communicate all purchase, withdrawal. and exchange orders it receives from its cusromers to FirstGWL&A who will retransmit them to each fund .

SCHEDULE D

Reports per Section 6.6

With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulati ons thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report to FirstGWL&A in the Form D1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance. With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code , referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis : (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be pro vided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additi onal interim reports will be provided specially addressing the problems identified in the third quarter report . If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code :

(a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Thirty percent or greater gross income is deri ved from the sale or disposition of assets specified in Section 851(b)(3);

(c) Less than fifty percent of the value of total assets co nsists of assets specified In Secti on 851(b)(4)(A); and
(d) No more than twent y-five percent of the value of total assets is invested in the secur ities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).

FORM 01CERTIFICATE OF COMPLIANCE

I,___, a duly authorized officer , director or agent of _ Fund hereby swear and affirm that Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code ") and the regul ations thereunder as requ ired in the Fund Participation Agreement among First Great-West Life & Annuity Insurance Company, Charles Schwab & Co., Inc.
and other than the exceptions discussed below:

Exceptions Remedial Action

If no exception to report, please indicate "None . "

Signed this _ day of ___ , ______ .

(Signature)

By: _______________________

(Type or Print Name and Title/Position)

SCHEDULE E
EXPENSES

The Fund and/or Distributor and/or Adviser, and FirstGWL&A will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses	FirstGWL&A	Fund or Distributor, as applicable
	Distributor shall supply FirstGWL&A with such numbers of the Designated Portfolio(s) prospectus(es) asFirstGWL&A shall reasonably request	FirstGWL&A	Fund or Distributor, as applicable
	Distribution to New and Inforce Clients	FirstGWL&A	FirstGWL&A
	Distribution to Prospective Clients	Schwab	Schwab
Product Prospectus	Printing for Inforce Clients	FirstGWL&A	FirstGWL&A
	Printing for Prospective Clients	FirstGWL&A	Schwab
	Distribution to New and Inforce Clients	FirstGWL&A	FirstGWL&A
	Distribution to Prospective Clients	Schwab	Schwab
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Distributor	Fund or Distributor	Fund or Distributor
	If Required by FirstGWL&A	FirstGWL&A	FirstGWL&A
	If Required by Schwab	Schwab	Schwab
Product Prospectus Update & Distribution	If Required by Fund or Distributor	FirstGWL&A	Fund or Distributor
	If Required by FirstGWL&A	FirstGWL&A	FirstGWL&A
	If Required by Schwab	Schwab	Schwab
Mutual Fund SAI	Printing	Fund or Distributor	Fund or Distributor
	Distribution	FirstGWL&A	FirstGWL&A
Product SAI	Printing	FirstGWL&A	FirstGWL&A
	Distribution	FirstGWL&A	FirstGWL&A

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Distributor	Fund or Distributor
	Distribution (including Labor) if proxy required by Law	FirstGWL&A	Fund or Distributor
	Printing & distribution if required by FirstGWL&A	FirstGWL&A	FirstGWL&A
	Printing & distribution if required by Schwab	FirstGWL&A	Schwab

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	FirstGWL&A	Fund or Distributor
	Distribution	FirstGWL&A	FirstGWL&A and Schwab
Other Communication to New and Prospective Clients	If Required by the Fund or Distributor	Schwab	Fund or Distributor
	If Required by GWL&A	Schwab	FirstGWL&A
	If Required by Schwab	Schwab	Schwab
Other Communication to inforce	Distribution (including Labor) if required by Fund or Distributor	FirstGWL&A	Fund or Distributor
	If Required by FirstGWL&A	FirstGWL&A	FirstGWL&A
	If Required by Schwab	FirstGWL&A	Schwab

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	FirstGWL&A	Fund or Adviser
	Cost of administrative work to correct error	FirstGWL&A	Fund or Adviser
Operations of the Fund

All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan

		Fund or Distributor	Fund or Adviser
Operations of the Account	Federal registration of units of separate account (24f-2 fees)	FirstGWL&A	FirstGWL&A